UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 21, 2007
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets	1
Item 9.01 Financial Statements and Exhibits	2

i

Item 2.01. Completion of Acquisition or Disposition of Assets
     On April 21, 2007, Tekelec, a California corporation (“Tekelec” or the “Company”), completed the sale of the Company’s Switching Solutions Group business (the “SSG Business”) to GENBAND Inc., a Delaware corporation (“GenBand”). Under the terms of an Acquisition Agreement dated as of March 20, 2007 between Tekelec and GenBand, as amended by Amendment No. 1 thereto dated as of April 21, 2007 (as amended, the “Acquisition Agreement”), the Company sold to GenBand: (i) all of the outstanding shares of capital stock of Taqua, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Taqua”); (ii) all of the outstanding membership interest of Santera Systems LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Santera”); and (iii) certain assets of the SSG Business owned directly by Tekelec, which assets consisted primarily of the assets of the Company’s former VocalData, Inc. subsidiary that was merged into Tekelec in 2006. In exchange for the foregoing, GenBand: (a) issued to Tekelec 18,366,320 shares of GenBand common stock representing a 19.99% interest in GenBand’s outstanding vested voting equity, after giving effect to the issuance to Tekelec; (b) paid to Tekelec $1 million in cash; and (c) assumed certain liabilities of the SSG Business, including obligations to its customers. Tekelec was also granted certain anti-dilution protection rights under which Tekelec may in the future be entitled to receive up to 9,400,848 additional shares of GenBand common stock, subject to equitable adjustments for stock splits and comparable events, in order to maintain Tekelec’s ownership percentage (until such maximum number of shares is issued) at 19.99% of GenBand’s then current outstanding vested voting equity.
     The consideration was determined by arm’s-length negotiations between the Company and GenBand. The consideration was valued by Tekelec at approximately $16.0 million, consisting of (i) $11.2 million attributed to 13,774,740 (i.e., 75%) of the shares of GenBand common stock issued and delivered to Tekelec at the closing of the transaction (the “Closing”), (ii) $3.8 million attributed to 4,591,580 shares held in escrow, as further described below, and (iii) the $1 million in cash paid at the Closing. Charles Vogt, who is the President and Chief Executive Officer of GenBand, was President and Chief Executive Officer of Taqua prior to its acquisition by Tekelec in April 2004 and also served as President and General Manager of Taqua from April 2004 until July 2004. Prior to the sale transaction, there was no other material relationship between GenBand and the Company (or any of the Company’s affiliates) or, to the Company’s knowledge, between GenBand and any director or officer of the Company, or any associate of any such director or officer.
     In connection with the Acquisition Agreement, the Company and GenBand also entered into a License Agreement and a Transition Services Agreement, each dated as of March 20, 2007. Under the License Agreement, effective upon the Closing, Tekelec granted GenBand a limited license to use certain of the intellectual property that was used in the SSG Business prior to the Closing but which was not transferred to GenBand. GenBand also granted to Tekelec a limited license back of the intellectual property, other than trademarks, that was sold to GenBand under the Acquisition Agreement. Under the Transition Services Agreement, for a period of up to six months after the Closing, Tekelec will provide certain administrative support services to GenBand in order to facilitate an orderly transition of the SSG Business to GenBand.
     At the Closing, the parties also entered into an Escrow Agreement pursuant to which 25% of the GenBand shares issued to Tekelec at Closing (i.e., 4,591,580 shares) will be held in escrow

(the “Escrow”) until April 21, 2008 to secure Tekelec’s indemnification obligations during that period. At Closing, Tekelec valued the escrowed shares at approximately $3.8 million. The Company will record for purposes of its financial statements the value of any shares released from the Escrow as additional consideration for the SSG Business when released from Escrow.
     The foregoing description of the sale transaction and of the Acquisition Agreement is qualified in its entirety by reference to the Acquisition Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2006

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2005

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2004

Notes to Unaudited Condensed Consolidated Financial Statements
UNAUDITED PRO FORMA FINANCIAL INFORMATION
     The unaudited pro forma condensed financial information is filed as part of this Current Report on Form 8-K to reflect the disposition by the Company of the SSG Business. As reported in Item 2.01 above, on April 21, 2007, the Company completed the sale of the SSG Business to GenBand for total consideration (excluding GenBand shares placed in escrow to secure any indemnification obligations of Tekelec) valued by Tekelec at $12.2 million, consisting of $11.2 million attributed to the GenBand common stock issued at Closing and $1 million in cash paid at the Closing.
     The SSG Business has historically been a separate reportable segment of the Company and, accordingly, the sale of SSG Business meets the criteria for presentation as a discontinued operation or segment of a business under the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company will present the operating results of the SSG Business as discontinued operations in the Company’s financial statements beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

     The following unaudited pro forma condensed consolidated financial information reflects the pro forma impact of the sale of the SSG Business on the Company’s financial position and results of operations for the historical periods presented. The unaudited pro forma condensed consolidated balance sheet is presented as of December 31, 2006 and reflects the historical financial position of the Company with pro forma adjustments to reflect the disposition of the SSG Business as if the sale had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations are presented for the years ended December 31, 2006, 2005 and 2004, and reflect the Company’s historical results of operations with pro forma adjustments to reflect the disposition of the SSG Business as if the sale had been consummated at January 1, 2004. Certain management assumptions are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with such notes and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2007.
     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the disposition had been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position.

TEKELEC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2006

	Tekelec	Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current Assets:
Cash, cash equivalents and short term investments	$424,496	$878	(1)	$425,374
Accounts receivable, net	162,622	(29,572)	(3)	133,050
Inventories	49,451	(23,712)	(3)	25,739
Income taxes receivable	14,698	(33)	(3)	42,732
		28,067	(4)
Deferred income taxes, net	32,206	(4,535)	(3)	27,671
Deferred costs, prepaid expenses and other current assets	94,321	(13,078)	(3)	81,243

Total current assets	777,794	(41,985)		735,809

Property and equipment, net	53,273	(16,875)	(3)	32,098
		(4,300)	(5)
Investments in privately held companies	7,322	11,231	(2)	18,553
Deferred income taxes, net	62,103	(10,607)	(3)	51,496
Other assets	3,521	(983)	(3)	2,538
Goodwill	40,882	(14,005)	(3)	26,877
Intangible assets, net	24,362	(4,819)	(3)	19,543

Total assets	$969,257	$(82,343)		$886,914

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade accounts payable	$31,779	$(4,463)	(3)	$27,316
Accrued expenses, accrued payroll and related expenses	94,602	(10,204)	(3)	101,498
		3,400	(6)
		13,700	(5)
Current portion of deferred revenue	216,023	(26,029)	(3)	189,994

Total current liabilities	342,404	(23,596)		318,808

Long term convertible debt	125,000			125,000
Deferred income taxes	1,481			1,481
Long term portion of deferred revenues	6,131	(295)	(3)	5,836

Total liabilites	475,016	(23,891)		451,125

Shareholders’ Equity:
Common stock	322,620			322,620
Retained earnings	171,722	(58,452)	(7)	113,270
Accumulated other comprehensive loss	(101)			(101)

Total shareholders’ equity	494,241	(58,452)		435,789

Total liabilities and shareholders’ equity	$969,257	$(82,343)		$886,914

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Twelve Months Ended December 31, 2006
	(in thousands, except per share data)
	Tekelec	Pro-Forma
	Historical	Adjustments (8)	Pro-Forma
Revenues	$553,647	$(110,301)	$443,346
Cost of sales:
Cost of goods sold	256,789	(82,357)	174,432
Impairment of purchased technology	25,615	(25,615)	—
Amortization of purchased technology	4,219	(1,870)	2,349

Total cost of sales	286,623	(109,842)	176,781

Gross profit	267,024	(459)	266,565
Operating expenses:
Research and development	148,443	(69,993)	78,450
Sales and marketing	92,961	(16,997)	75,964
General and administrative	74,719	(7,246)	67,473
Acquired in-process research and development	2,100	—	2,100
Impairment of goodwill	75,000	(75,000)	—
Restructuring and other	7,173	(4,320)	2,853
Amortization of intangible assets	1,938	(422)	1,516

Total operating expenses	402,334	(173,978)	228,356

Income (loss) from operations	(135,310)	173,519	38,209
Interest and other income (expense), net	10,216	—	10,216

Income (loss) from continuing operations before provision for income taxes	(125,094)	173,519	48,425
Provision for (benefit from) income taxes	(21,941)	35,500	13,559

Income (loss) from continuing operations before minority interest	(103,153)	138,019	34,866
Minority interest	—	—	—

Income (loss) from continuing operations	$(103,153)	$138,019	$34,866

Earnings (loss) per share from continuing operations:
Basic	$(1.53)		$0.52

Diluted	$(1.53)		$0.50

Earnings per share weighted average number of shares outstanding:
Basic	67,340		67,340

Diluted	67,340		74,922

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Twelve Months Ended December 31, 2005
	(in thousands, except per share data)
	Tekelec	Pro-Forma
	Historical	Adjustments (8)	Pro-Forma
Revenues	$486,505	$(139,893)	$346,612
Cost of sales:
Cost of goods sold	210,584	(87,664)	122,920
Impairment of purchased technology	22,660	(22,660)	—
Amortization of purchased technology	5,819	(4,179)	1,640

Total cost of sales	239,063	(114,503)	124,560

Gross profit	247,442	(25,390)	222,052
Operating expenses:
Research and development	119,234	(57,486)	61,748
Sales and marketing	83,775	(19,009)	64,766
General and administrative	64,366	(10,709)	53,657
Acquired in-process research and development	3,573	(2,363)	1,210
Impairment of goodwill	27,245	(27,245)	—
Restructuring and other	7,735	(988)	6,747
Amortization of intangible assets	2,887	(951)	1,936

Total operating expenses	308,815	(118,751)	190,064

Income (loss) from operations	(61,373)	93,361	31,988
Interest and other income (expense), net	(495)	—	(495)

Income (loss) from continuing operations before provision for income taxes	(61,868)	93,361	31,493
Provision for (benefit from) income taxes	(6,752)	18,090	11,338

Income (loss) from continuing operations before minority interest	(55,116)	75,271	20,155
Minority interest	10,248	(10,248)	—

Income (loss) from continuing operations	$(44,868)	$65,023	$20,155

Earnings (loss) per share from continuing operations:
Basic	$(0.68)		$0.31

Diluted	$(0.68)		$0.30

Earnings per share weighted average number of shares outstanding:
Basic	66,001		66,001

Diluted	66,001		68,073

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Twelve Months Ended December 31, 2004
	(in thousands, except per share data)
	Tekelec	Pro-Forma
	Historical	Adjustments (8)	Pro-Forma
Revenues	$326,909	$(52,563)	$274,346
Cost of sales:
Cost of goods sold	125,175	(40,681)	84,494
Amortization of purchased technology	5,991	(5,916)	75

Total cost of sales	131,166	(46,597)	84,569

Gross profit	195,743	(5,966)	189,777
Operating expenses:
Research and development	93,705	(46,366)	47,339
Sales and marketing	62,574	(16,625)	45,949
General and administrative	45,804	(6,499)	39,305
Acquired in-process research and development	14,200	(10,400)	3,800
Restructuring and other	1,666	—	1,666
Amortization of intangible assets	2,153	(1,876)	277

Total operating expenses	220,102	(81,766)	138,336

Income (loss) from operations	(24,359)	75,800	51,441
Interest and other income (expense), net	30,811	—	30,811

Income (loss) from continuing operations before provision for income taxes	6,452	75,800	82,252

Provision for (benefit from) income taxes	18,121	12,312	30,433

Income (loss) from continuing operations before minority interest	(11,669)	63,488	51,819
Minority interest	21,765	(21,765)	—

Income (loss) from continuing operations	$10,096	$41,723	$51,819

Earnings (loss) per share from continuing operations:
Basic	$0.16		$0.82

Diluted	$0.15		$0.74

Weighted average number of shares outstanding:
Basic	63,131		63,131

Diluted	66,322		72,683

See accompanying notes to unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     The unaudited pro forma condensed consolidated financial statements included herein have been prepared in accordance with the rules and regulations of the Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
A. BASIS OF PRO FORMA PRESENTATION
     On March 20, 2007, Tekelec (the “Company”) entered into an Acquisition Agreement, which Agreement was amended on April 21, 2007 (as amended, the “Acquisition Agreement”), pursuant to which the Company agreed to sell to GENBAND Inc., a Delaware corporation (“GenBand”): (i) all of the outstanding shares of capital stock of Taqua, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Taqua”); (ii) all of the outstanding membership interest of Santera Systems LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Santera”); and (iii) certain assets of the SSG Business owned directly by Tekelec, which assets consisted primarily of the assets of the Company’s former VocalData, Inc. subsidiary that was merged into Tekelec in 2006. In exchange for the foregoing, GenBand agreed to: (a) issue to Tekelec 18,366,320 shares of GenBand common stock representing a 19.99% interest in GenBand’s outstanding vested voting equity, after giving effect to the issuance to Tekelec; (b) pay to Tekelec $1 million in cash; and (c) assume certain liabilities of the SSG Business, including obligations to its customers. Tekelec was granted certain anti-dilution protection rights under which Tekelec may in the future be entitled to receive up to 9,400,848 additional shares of GenBand common stock, subject to equitable adjustments for stock splits and comparable events, in order to maintain Tekelec’s ownership percentage (until such maximum number of shares is issued) at 19.99% of GenBand’s then current outstanding vested voting equity.
     The sale was consummated pursuant to the terms of the Acquisition Agreement on April 21, 2007 (the “Disposition”). The consideration was determined by arm’s-length negotiations between the Company and GenBand and (excluding GenBand shares placed in escrow to secure any indemnification obligations of Tekelec) was valued by Tekelec at approximately $12.2 million, consisting of $11.2 million attributed to the GenBand common stock issued at Closing and $1 million in cash paid at the Closing. Tekelec will present the operating results of the SSG Business as discontinued operations in its financial statement disclosures beginning with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. The unaudited proforma condensed financial information is presented herein because the SSG Business has not been presented previously as discontinued operations in the Company’s consolidated financial statements for periods preceding the March 20, 2007 signing of the original Acquisition Agreement. As a result, the historical results have been adjusted on a pro forma basis to give effect to the Disposition.
     The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 was prepared using the historical consolidated condensed balance sheet data for the Company and adjustments as if the Disposition had been consummated on December 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005 and 2004 give effect to the Disposition as if it had occurred as of January 1, 2004.
B. PRO FORMA ADJUSTMENTS
     The unaudited pro forma condensed consolidated balance sheet and statements of operations give effect to the following pro forma adjustments:
Balance Sheet
(1)	To reflect estimated cash proceeds of approximately $1 million from the sale of the SSG Business, net of cash transferred to GenBand, as if the Disposition had occurred on December 31, 2006.

(2)	To reflect estimated value of GenBand common stock (excluding escrowed shares) of approximately $11.2 million received as part of the sale of the SSG Business, as if the Disposition had occurred on December 31, 2006.

(3)	To reflect the elimination of the accounts associated with the SSG Business that are included in the historical consolidated financial statements of the Company and transferred to GenBand in the Disposition.

(4)	To reflect the estimated income tax receivable associated with the estimated loss on the Disposition.

(5)	Under the terms of the Acquisition Agreement, certain employees that worked directly or indirectly for the SSG Business and certain office space utilized by the SSG Business will not be transferred to GenBand as part of the Disposition. In connection with the Disposition, the Company terminated or will terminate these remaining employees and vacate the remaining office space utilized by the SSG Business (the “Restructure”). This adjustment reflects the impact of this Restructure, including the (i) write-off of certain leasehold improvements and office equipment, (ii) the estimated remaining lease liability, net of estimated sublease income, and (iii) estimated severance and other employee termination costs associated with the Restructure.

(6)	To reflect estimated legal, consulting and other costs directly associated with the Disposition.

(7)	To reflect the estimated after-tax net loss related to the Disposition. The actual net loss to be reported in discontinued operations in the Company’s income statement is subject to change pending final determination of the net assets of the SSG Business, the actual costs of the Restructure, transaction costs and other adjustments.

Statements of Operations
(8)	To reflect the elimination of the financial results of the SSG Business that are included in the historical consolidated financial statements of the Company.
(d)	Exhibits

The following Exhibit 10.1 is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Acquisition Agreement dated as of March 20, 2007 between the Company and GenBand, including Amendment No. 1 thereto dated as of April 21, 2007 (schedules and attachments are omitted, and the Company agrees to furnish supplementally a copy of any such schedule or attachment to the Commission upon request)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: April 26, 2007	By:	/s/ William H. Everett
William H. Everett
Executive Vice President and Chief Financial Officer

EXHIBITS

Exhibit No.	Description

10.1	Acquisition Agreement dated as of March 20, 2007 between the Company and GenBand, including Amendment No. 1 thereto dated as of April 21, 2007 (schedules and attachments are omitted, and the Company agrees to furnish supplementally a copy of any such schedule or attachment to the Commission upon request).